                                 Exhibit 4(b)


===============================================================================



                             HELLER FINANCIAL, INC.


                                      AND


                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,

                                    Trustee


                                    ________


                                   INDENTURE


                                   _________



                         Dated as of September 1, 1995



                                   _________



                               Senior Securities

===============================================================================

     INDENTURE dated as of September 1, 1995 between HELLER FINANCIAL, INC., a Delaware corporation (the "Company"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (the "Trustee").

                             PRELIMINARY STATEMENTS

     A. The Company is authorized to borrow money for its corporate purposes and to issue non-convertible debentures, notes and other debt obligations therefor; and for its corporate purposes, the Company has determined to make and issue its non-convertible debentures, notes and other debt obligations to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     B. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     In consideration of the above statements, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in such trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                              TERMS AND CONDITIONS

     1.   Incorporation by Reference.

     Articles I through XIII of the Heller Financial, Inc. Standard Multiple-Series Indenture Provisions, dated and filed with the Securities and Exchange Commission on February 5, 1987 (the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Sections 2 and 3 of this Indenture are inconsistent with the terms of the Standard Provisions, the terms set forth in Section 2 herein shall apply.

     2.   Amendments to the Standard Provisions

          A. The Standard Provisions as incorporated herein are hereby amended as follows:

          B. Section 1.01 is amended to add new defined terms thereto or to amend existing defined terms, and all definitions set forth below, to the extent they are inconsistent with the meanings ascribed to them in the Standard Provisions, control, as though they were fully set forth in the Standard Provisions, in the appropriate alphabetical sequence, as follows:

     "Conversion Event" means the cessation of (i) a Foreign Currency to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, (ii) the ECU to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, (iii) any currency unit other than the ECU to be used for the purposes for which it was established, or (iv) the availability of a currency due to the imposition of exchange controls or other circumstances beyond the Company's control.

     "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.

     "Exchange Rate Agent" means the New York banking corporation, if any, from time to time selected by the Company for purposes of Section 3.12, which, initially, shall be The Fuji Bank and Trust Company.

     "Global Security" means with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section
     3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the highest firm bid quotation for Dollars received by the Exchange Rate Agent at approximately 11:00 a.m. New York City time, on the second Business Day preceding the applicable payment date (or if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii), and (iii), payments shall be made in the Foreign Currency which is to be converted, unless such Foreign Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment shall be made in Dollars on the basis of the most recently available Market Exchange Rate or as otherwise indicated in a pricing supplement to a prospectus describing the Securities. Unless otherwise specified by the Exchange Rate Agent, if any, or if there shall not be an Exchange Rate Agent, then by the Trustee, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make Payments in respect of such securities.

          C. Section 1.01 is amended to delete the term "Currency Determination Agent" and all references to the term Currency Determination Agent in the Indenture shall be replaced with references to the Exchange Rate Agent, and all sections with such references are hereby amended and restated as though fully set forth herein.

          D. Section 2.01 is amended to add the words "or forms" after the word "form" in the first sentence of such Section.

          E. Article Two is amended to add a new Section 2.03, which reads in its entirety as follows:

          Section 2.03 Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) Notwithstanding any other provision of this Section 2.03 or of
     Section 3.05, subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual securities, a Global Security may be transferred, in whole but not in part and in the manner provided in
     Section 3.05, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

          (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

          (ii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

          (iii) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual securities or such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (l) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and
     (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

          (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

          F. Section 3.01 is amended to (i) add Section 2.03 to the sections referred to in the parenthetical exception to paragraph (b) of Section 3.01,
(ii) redesignate paragraphs (q), (r), (s), (t), (u) and (v) as paragraphs (r),
(s), (t), (u), (v) and (w), respectively, and (iii) add new paragraph (q) as follows:

          (q) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities; and

          G. The second paragraph following paragraph (d) (vi) of Section 3.03 is amended and restated to read as follows:

          If all the Securities of any one series are not to be issued at one time (i) the Trustee shall be entitled to assume that, at the time of the issuance of such Securities, the terms of such Securities do not violate any applicable law or agreement then binding on the Company, and (ii) it shall not be necessary to deliver a Board Resolution, an executed supplemental indenture, if any, an Officer's Certificate or an Opinion of Counsel at the time of issuance of each Security, but such Board Resolution, supplemental indenture, if any, Officer's Certificate and Opinion of Counsel shall be delivered at or prior to the time of issuance of the first Security of such series and the Trustee lay conclusively rely on such documents as to the matters covered thereby until revoked by superseding comparable documents delivered to it.

          H. The first sentence of Section 3.05 is amended and restated to read as follows:

          Subject to Section 2.03, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations of a like Stated Maturity and with like terms and provisions.

          I.  The following paragraph is added at the end of Section 3.05:

     None of the Company, the Trustee, any Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          J. Paragraphs (a) and (b) of Section 3.12 are amended and restated to read as follows:

     (a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, the following payment provision will apply:

          (1) Except as provided in paragraph (e) below, payment of the principal of (and premium, if any) on any Registered Security will be made at the Place of Payment by delivery of a check of checks in Dollars, unless any Holder has elected to receive payment in any Foreign Currency, in which case, payment of the principal of (and premium, if any) on any Registered

     Security will be made at the Place of Payment by delivery of a check or checks in the currency or currency unit in which the Security is payable on the payment date against surrender of such Registered Security, and any interest on any Fully Registered Security will be paid at the Place of Payment by bailing a check or checks in the currency or currency unit in which such interest is payable to the Person entitled thereto at the address of such Person appearing on the Securities Register.

          (2) Payment of the principal of (and premium, if any) and (with-respect to Fully Registered Securities only) interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method and in such other manner as may be agreed by the Company and any Holder.

     (b) It may be provided pursuant to Section 3.01 with respect to the Registered Securities of any series that Holders shall have the option, subject to paragraphs (e) and (f) below, to receive payments of principal of (and premium, if any) and (with respect to Fully Registered Securities only) interest, if any, on such Security in any of the currencies or currency units which may be designated for such election by delivering to the Paying Agent a written election, to be in form and substance satisfactory to the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by delivery of a written notice to the Paying Agent but the Paying Agent must receive written notice of any change on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be, to be effective for the payment to be made on such payment date and no such change or election may be made with respect to payments to be made on any Security of such series with respect to which notice of redemption has been given by the Company pursuant to Article IV). Any Holder of any such Security who shall not have delivered any such election to the Paying Agent not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 3.12. Payment of principal of (and premium, if any) and (with respect to Fully Registered Securities only) interest, if any, on such Security shall be made at the Place of Payment by mailing at such location a check, in the applicable currency or currency unit to the Person entitled thereto at the address of such Person appearing on the Securities Register. Payment of the principal of, premium, if any, and (with respect to Fully Registered Securities only) interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

          K. Paragraph (d) of Section 3.12 is amended and restated to read as follows:

          (d) Not later than the fourth Business Day after the Election Date for each payment date, the Paying Agent will deliver to the Company a written notice specifying, in the currency or currency unit in which each series of the Securities are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be made on such payment date, specifying the amounts so payable in respect of Fully Registered Securities, Registered Securities with Coupons and Unregistered Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to
Section 3.01 and if at least one Holder has made such election, then, on the second Business day preceding each payment date the Company will deliver to the Paying Agent an Exchange Rate Officer's Certificate in respect of the Dollar, Foreign Currency or currency unit payments to be made on such payment date. The Dollar, Foreign Currency or currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the "Valuation Date") immediately preceding each payment date.

          L. Paragraph (g) of Section 3.12 is amended and restated to read as follows:

          (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent, if any, or, if there shall not be an Exchange Rate Agent, then by the Trustee, on the basis of the most recently available Market Exchange Rate, or as otherwise indicated in a pricing supplement to a prospectus describing the Securities.

          M. The first sentence of Section 8.14 is amended and restated to read as follows:

     The Trustee may appoint an Authenticating Agent for each series of Securities, which shall be acceptable to the Company, to act on behalf of such Trustee, and subject to its direction in the authentication and delivery of the Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06.

          N.  Section 3.10 is amended and restated to read as follows:

     All Securities surrendered for the purpose of payment, redemption, repayment, purchase, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, be surrendered to the Securities Registrar and promptly canceled by it, or, if surrendered to the Securities Registrar, shall be promptly canceled by it, and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by this Indenture. The Securities Registrar shall destroy canceled Securities and Coupons in accordance with a Company Order and deliver a certificate of such destruction to the Company unless, by a Company Order, the Company directs that such canceled Securities and Coupons be returned to the Company.

     3.   Additional Provision.

     The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

     Section 8.15.    Other Matters Concerning the Trustee.

     At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 777 Main St., Hartford, CT 06115.

     IN WITNESS WHEREOF, HELLER FINANCIAL, INC. has caused this Indenture to be signed in its corporate name by its authorized officer, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or an Assistant Secretary, and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be signed in its corporate name by one of its Authorized Officers, and its corporate seal to be affixed hereto, and the same to be attested by one of its Assistant Secretaries, as of the day and year first above written.


                                       HELLER FINANCIAL, INC.

                                       By: ___________________________

                                       Title: ________________________



[SEAL]


Attest:


___________________________


                                       SHAWMUT BANK CONNECTICUT,
                                       NATIONAL ASSOCIATION

                                       By: ___________________________

                                       Title: ________________________


[SEAL]


Attest:

____________________________

STATE OF ILLINOIS   )
                    ) ss:
COUNTY OF COOK      )


     On the ____ day of _____________, 1995, before me personally came ___________________________ to me known, who, being by me duly sworn, did depose and say that he is an authorized officer of HELLER FINANCIAL, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by like authority.



                                       ___________________________


[SEAL]



STATE OF______________________)
                              ) ss:
COUNTY OF_____________________)


     On the ___ day of _______, 1995 before me personally came ___________________________ to me known, who, being by me duly sworn, did depose and say that he is an Authorized Officer of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by like authority.



                                       ___________________________


[SEAL]